Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 16, 2022, with respect to the consolidated statutory financial statements of Mutual of America Life Insurance Company and its subsidiaries, included herein and to the reference to our firm under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information on Form N-4.

New York, New York
April 28, 2022
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